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                                 EXHIBIT 10.1
                                 ------------

                               LARRY D. HUFFMAN

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 1st day of April, 2001 (the "Effective Date"), by and between Kankakee Bancorp, Inc., a Delaware corporation (the "Employer"), and Larry D. Huffman (the "Executive").

                                   RECITALS
                                   --------

     A. The Employer desires that Executive serve as the President and Chief Executive Officer of the Employer and its wholly-owned subsidiary, Kankakee Federal Savings Bank (the "Bank").

     B. The Employer and Executive have made commitments to each other on a variety of important issues concerning his employment, including the performance that will be expected of him, the compensation that he will be paid, how long and under what circumstances he will remain employed, and the financial details relating to any decision that either the Employer or Executive might ever make to terminate this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                  AGREEMENTS
                                  ----------

     1.   Position and Duties.  As of the Effective Date, the Employer hereby
          -------------------
employs Executive as the President and Chief Executive Officer of the Employer and the Bank. During the period of Executive's employment hereunder, Executive shall devote his best efforts and full business time, energy, skills and attention to the business affairs of the Employer and the Bank. Executive's duties and authority shall consist of and include all duties and authority customarily held and performed by persons holding equivalent positions with business organizations similar in nature and size to the Employer and the Bank, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board"). Executive shall have the powers necessary to perform the duties assigned to him and shall be provided such supporting services, staff, secretarial and other assistance, office space and accouterments as shall be reasonably necessary and appropriate in the light of such assigned duties.

     2.   Compensation.  As compensation for the services to be provided by
          ------------
Executive hereunder, Executive shall receive the following compensation, expense reimbursement and other benefits:

          (a)  Base Compensation.  Executive shall receive an aggregate annual
               -----------------
     base salary at the rate of one hundred and forty thousand dollars ($140,000), which base salary amount shall be increased five percent (5%) on each of the first, second and third anniversaries of the Effective Date. On the fourth anniversary of the Effective Date, and on each subsequent anniversary of the Effective Date during the term of this Agreement, Executive's base salary shall be adjusted as determined by the Board in its sole discretion. Executive's base salary shall be paid in installments in accordance with the Bank's regular payroll practices.

          (b)  Reimbursement of Expenses.  Executive shall be reimbursed, upon
               -------------------------
     submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by Executive in the performance of his duties hereunder and shall be entitled to attend seminars, conferences and meetings relating to the business of the Employer consistent with the Employer's established policies in that regard.

          (c)  Vacation.  Executive shall be entitled to at least three (3)
               --------
     weeks of paid annual vacation during each of the first two (2) years of this Agreement and shall be entitled to four (4) weeks of paid annual vacation in each year thereafter during the term of this Agreement; such vacation shall be taken at times mutually agreeable to the Employer and Executive, and which annual vacation shall accrue in equal monthly amounts each year and shall not be carried over from one year to any subsequent year.

          (d)  Club Membership.  A social membership will be provided at
               ---------------
     Kankakee Country Club for business use.

          (e)  Mileage Reimbursement. Executive shall be reimbursed for business
               ---------------------
     use of his personal automobile at the then current allowable IRS mileage rate, and subject to any required documentation of such usage and reimbursement.

          (f)  Other Benefits.  Executive shall be entitled to all benefits
               --------------
     specifically established for him, including those included in this Agreement, and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to employees of the Employer, including, but not limited to, pension, profit-sharing, disability income, group life, medical and hospitalization insurance and similar or comparable plans, and also to perquisites extended to similarly situated employees, provided, however, that such plans, benefits and
                         --------  -------
     perquisites shall be no less favorable than those made available to employees of the Employer generally.

          (g)  Withholding.  The Employer shall be entitled to withhold from
               -----------
     amounts payable to Executive hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Employer shall be entitled to rely upon the opinion of its legal counsel with regard to any question concerning the amount or requirement of any such withholding.

     3.   Term and Termination.
          --------------------

          (a)  Term.  Executive's employment hereunder shall be for a term of
               ----
three (3) years commencing as of the Effective Date.

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

          (b)  Premature Termination.
               ---------------------

               (i) If the Employer terminates this Agreement other than in accordance with the provisions of paragraphs (a) and (d) of this Section 3, then notwithstanding any mitigation of damages by Executive, the Employer shall continue to pay to Executive the annual base salary then payable to Executive and shall continue to provide coverage for Executive under the health insurance program maintained by the Employer for one (1) year following such termination, provided, however, that the continued payment of these amounts by the Employer shall not offset or diminish any compensation or benefits accrued as of the date of termination.

               (ii) Payment to Executive will be made on a monthly basis during the remaining term of this Agreement. At the election of the Employer, payments may be made in a lump sum. Such payments shall not be reduced in the event Executive obtains other employment following the termination of employment by the Employer.

               (iii) If the Employer is not in compliance with its minimum capital requirements or if the payments required under subparagraph (i) above would cause the Employer's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Employer is in capital compliance.

          (c)  Constructive Termination.  If at any time during the term of this
               ------------------------
     Agreement, except in connection with a termination pursuant to paragraphs
     (a) or (d) of this Section 3, Executive is Constructively Discharged (as hereinafter defined) then Executive shall have the right, by written notice to the Employer within ninety (90) days of such Constructive Discharge, to terminate services hereunder, effective as of thirty (30) days after such notice, and Executive shall have no rights or obligations under this Agreement other than as provided in Sections 4, 5 and 8 hereof. Executive shall in such event be entitled to a lump sum payment of compensation and continuation of health insurance as if such termination of his employment was pursuant to paragraph (b) of this Section 3.

     For purposes of this Agreement, Executive shall be deemed "Constructively Discharged" upon the occurrence of any one of the following events:

               (i) Executive shall fail to be vested by the Employer with the powers, authority and support services equivalent to his then current position; or

               (ii) The Employer changes the primary employment location of Executive to a place that is more than twenty-five (25) miles from the primary employment location of Executive as of the Effective Date; or

               (iii) The Employer otherwise commits a material breach of its obligations under this Agreement.

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

          (d)  Termination for Cause.  This Agreement may be terminated by the
               ---------------------
     Employer on the basis of "Cause" as hereinafter defined. If Executive's employment is terminated for Cause, then the Employer shall only be obligated to pay to Executive such base salary and vacation pay for unused vacation days as shall be accrued and remain unpaid through the effective date of termination and such reimbursements for previously approved expenses. "Cause" shall mean the termination of Executive employment on the basis of or as a result of: (i) a material violation by Executive of any applicable material law or regulation respecting the business of the Employer; (ii) Executive being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an officer of the Employer, or which disqualifies Executive from serving as an officer or director of the Employer; (iii) Executive engages in one or more unsafe or unsound banking practices that have a material adverse effect on the Bank; (iv) Executive is removed or suspended from banking pursuant to
     Section 8(e) of the Federal Deposit Insurance Act, as amended, or any other applicable state or federal laws; or (v) Executive's willful or negligent failure to perform his duties hereunder in any material respect. Executive shall be entitled to at least thirty (30) days' prior written notice of the Employer's intention to terminate his employment for Cause specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such Cause.

          (e)  Termination upon Death.  This Agreement shall terminate upon
               ----------------------
     Executive's death. Upon Executive's death, the Employer shall only be obligated to pay to Executive such base salary and vacation pay for unused vacation days as shall be accrued and remain unpaid through the date of death and such reimbursements for previously approved expenses. The amount, if any, that the Employer shall be obligated to pay upon Executive's death shall be made to such beneficiary as Executive may designate in writing, or failing such designation, to the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of Executive. Such payments shall be in addition to any other death benefits of the Employer for the benefit of Executive and in full settlement and satisfaction of all payments provided for in this Agreement.

          (f)  Termination upon Disability.  The Employer may terminate
               ---------------------------
     Executive's employment after Executive is determined to be disabled under the current Employer program or by a physician engaged by the Employer. Upon Executive's termination as a result of his disability, the Employer shall only be obligated to pay to Executive such base salary and vacation pay for unused vacation days as shall be accrued and remain unpaid through the effective date of termination and such reimbursements for previously approved expenses. For purposes hereof, "disability" shall mean Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for one hundred and twenty (120) business days within a consecutive twelve (12) month period, such disability to be deemed to exist on the one hundred and twentieth (120/th/) day of such inability. In the event of a dispute regarding Executive's disability, each party shall choose a physician who together will choose a third physician to make a final determination. Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of Executive's disability during which Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to Executive's disability, Executive shall be entitled to return to his positions with the Employer as set forth in this Agreement.

          (g)  Voluntary Termination.  If Executive voluntarily terminates his
               ---------------------
     employment under this Agreement, other than pursuant to Section 3(d) (Constructive Termination), then the Employer shall only be obligated to pay the Executive such base salary and vacation pay for unused vacation days as shall be accrued and remain unpaid through the effective date of termination and such reimbursements for previously approved expenses.

          (h)  Regulatory Suspension and Termination.
               -------------------------------------

               (i) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8(e)(3) (12 U.S.C. (S) 1818(e)(3)) or 8(g) (12 U.S.C. (S) 1818(g)) of the Federal Deposit Insurance Act, as amended, the Employer's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (A) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (B) reinstate (in whole or in part) any of the obligations which were suspended.

               (ii) If Executive is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 U.S.C. (S) 1818(e)) or 8(g) (12 U.S.C. (S) 1818(g))
     of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

               (iii) If the Employer is in default as defined in Section 3(x) (12 U.S.C. (S) 1813(x)(1)) of the Federal Deposit Insurance Act, as amended, all obligations of the Employer under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

               (iv) All obligations of the Employer under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution by the Federal Deposit Insurance Corporation (the "FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in

     Section 13(c) (12 U.S.C. (S) 1823(c)) of the Federal Deposit Insurance Act, as amended, or when the Employer is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

               (v) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with
     Section 18(k) (12 U.S.C. (S)1828(k)) of the Federal Deposit Insurance Act, as amended, and any regulations promulgated thereunder.

     4.   Confidentiality and Loyalty.  Executive acknowledges that the nature
          ---------------------------
of his employment will require that he produce and have access to material, records, data, trade secrets and information that are not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of this Agreement, Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or he is authorized in writing by the Board to disclose it. All records, files, documents and other materials or copies thereof relating to the Employer's business which Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises for other than business purposes without its written consent, and shall be promptly returned to the Employer upon termination of Executive's employment hereunder. Executive agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

     5.   Non-Competition Covenant.
          ------------------------

          (a)  Restrictive Covenant.  The Employer and Executive have jointly
               --------------------
     reviewed the customer lists and operations of the Employer and have agreed that the primary service areas of the Employer's lending and deposit taking functions in which the Employer has and will actively participate extends separately to each area which encompasses a twenty-five (25) mile radius from the main office of the Employer (the primary employment location of Executive as of the Effective Date) and from each of the Employer's other branches and offices. Therefore, as an essential ingredient of and as consideration for this Agreement and the payment of the amounts described in Section 2, Executive hereby agrees that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination of Executive's employment with the Employer (the "Restrictive Period"), he will not directly or indirectly compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer, owner or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer to terminate employment with Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") within a twenty-five (25) mile radius of the Employer's main office (the primary employment location of Executive as of the Effective Date) and from each of the Employer's other branches and offices (the "Restrictive Covenant"). If Executive violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Section 5(a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by Executive. In the event that a successor assumes and agrees to perform this Agreement, this Restrictive Covenant shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption and shall not apply to any of the successor's other offices. The foregoing Restrictive Covenant shall not prohibit Executive from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on NASDAQ, which do not represent more than five percent (5%) of the outstanding capital stock of any Financial Institution.

          (b)  Remedies for Breach of Restrictive Covenant.  Executive
               -------------------------------------------
     acknowledges that the restrictions contained in Sections 4 and 5(a) of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer would not have entered into this Agreement with Executive without receiving the additional consideration offered by Executive in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer, in addition to and not in limitation of, any other rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity, shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by Executive and any and all persons directly or indirectly acting for or with him, as the case may be.

     6.   Intercorporate Transfers.  If Executive shall be transferred to an
          ------------------------
affiliate of the Employer, such transfer shall not be deemed to terminate or modify this Agreement and the employing corporation to which Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation directly or indirectly controlling, controlled by, or under common control with the Employer.

     7.   Interest in Assets.  Neither Executive nor his estate shall acquire
          ------------------
hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall Executive or his estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of Executive.

     8.   Indemnification.  The Employer shall provide Executive (including his
          ---------------
heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under a standard directors' and officers' liability insurance policy at its expense.

     9.   General Provisions.
          ------------------

          (a)  Successors; Assignment.  This Agreement shall be binding upon and
               ----------------------
     inure to the benefit of Executive, the Employer and his and its respective personal representatives, successors and assigns, and any successor or assign of the Employer shall be deemed the "Employer" hereunder. The Employer shall require any successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.

          (b)  Entire Agreement; Modifications.  This Agreement constitutes the
               -------------------------------
     entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by Executive and the Employer.

          (c)  Enforcement and Governing Law.  The provisions of this Agreement
               -----------------------------
     shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

          (d)  Arbitration.  Any dispute or controversy arising under or in
               -----------
     connection with this Agreement shall be settled exclusively by arbitration, conducted before a single arbitrator sitting in a location selected by Executive within seventy (70) miles from the location of the Employer, in accordance with the rules of En Dispute then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          (e)  Legal Fees.  All reasonable legal fees paid or incurred by
               ----------
     Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Employer if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

          (f)  Waiver.  No waiver by either party at any time of any breach by
               ------
     the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

          (g)  Notices.  Notices pursuant to this Agreement shall be in writing
               -------
     and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of the Employer, attention: Chairman of the Board; or, if to Executive, to the address set forth below Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

          (h)  Counterparts. This Agreement may be executed in any number of
               ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KANKAKEE BANCORP, INC.                       LARRY D. HUFFMAN

By:  /s/ William Cheffer                      /s/ Larry D. Huffman  4/3/2001
   -------------------------------           ----------------------------------
Name:    William Cheffer
       ---------------------------
Title: Chairman           4/3/2001
       ---------------------------

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